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                                                                   Exhibit 10.09

                                 NETEGRITY, INC.

                            2000 STOCK INCENTIVE PLAN

                         AS AMENDED AS OF AUGUST 8, 2001

         1.       PURPOSE OF THE PLAN.

         This stock incentive plan (the "Plan") is intended to provide incentives: (a) to the employees of Netegrity, Inc. (the "Company") and any present or future subsidiaries of the Company by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO" or "ISOs"); (b) to officers, employees, consultants and directors of the Company and any present or future subsidiaries by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); and (c) to officers, employees and consultants of the Company and any present or future subsidiaries of the Company pursuant to stock awards. As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations").

         2.       STOCK SUBJECT TO THE PLAN.

         (a) The total number of shares of common stock, par value $.01 per share, of the Company ("Common Stock") available for stock options and stock awards granted under the Plan shall be 5,300,000 shares of Common Stock. The maximum number of shares of Common Stock available for grants or awards under this Plan shall be subject to adjustment in accordance with Section 12 hereof. Shares issued under the Plan may be authorized but unissued shares of Common Stock or shares of Common Stock held in treasury.

         (b) To the extent that any stock option shall lapse, terminate, expire or otherwise be cancelled without the issuance of shares of Common Stock, or any stock award is settled in cash, the shares of Common Stock covered by such option(s) or award shall again be available for the granting of stock options or awards.

         (c) Common Stock issuable under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee (as defined in Section 4 below).

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         3.       STOCK AWARDS.

         (a) The Committee may grant, subject to the limitation on the number of shares of Common Stock available under Section 2 hereof, stock awards to employees of and other key individuals engaged to provide services to the Company and its subsidiaries. A stock award may be made in stock or denominated in stock subject to final settlement in cash or stock. Each stock award granted shall be subject to such terms and conditions as the Committee, in its sole discretion, shall determine and establish. These may include, but are not limited to, establishing a holding period during which stock issued pursuant to an award may not be transferred, requiring forfeiture of the stock award because of termination of employment or failure to achieve specific objectives such as measures of individual, business unit or Company performance, including stock price appreciation. In determining a person's eligibility to be granted an award, as well as in determining the number of shares to be awarded to any person, the Committee shall take into account the person's position and responsibilities, the nature and value to the Company or its subsidiaries of such person's service and accomplishments, such person's present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

         (b) The Committee may provide that a stock award shall earn dividends or dividend equivalents, which may be paid currently or may be deferred in payment, including reinvestment in additional shares covered by the applicable stock award, all on such terms and conditions as the Committee shall deem appropriate.

         (c) The Committee shall require that for any stock award to be effective, the recipient of the award shall execute an award agreement at such time and in such form as the Committee shall determine. Any award agreement may require that for any or some of the shares issued, the awardee must pay a minimum consideration, whether in cash, property or services, as may be required by applicable law or the Committee, as the Committee shall determine.

         (d) A stock award may be granted singly or in combination or in tandem with another stock award or stock option. A stock award may also be granted as the payment form in settlement of a grant or right under any other Company employee benefit or compensation plan, including the plan of an acquired entity.

         (e) Directors who are not otherwise employees of the Company or a subsidiary shall not be eligible to receive stock awards pursuant to the Plan.

         (f) No stock award granted to any person under the Plan shall be assignable or transferable otherwise than by will or the laws of descent and distribution. Any stock award granted under the Plan shall be null and void and

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without effect upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such award.

         4.       ADMINISTRATION OF THE PLAN.

         (a) At the discretion of the Company's Board of Directors, the Plan shall be administered either (i) by the full Board of Directors of the Company or (ii) by a committee (the "Committee") consisting of two or more members of the Company's Board of Directors. In the event the full Board of Directors is the administrator of the Plan, references herein to the Committee shall be deemed to include the full Board of Directors. The Board of Directors may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting.

         (b) Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith.

         (c) Subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and its subsidiaries (from among the class of employees eligible under Section 5 to receive ISOs) to whom ISOs may be granted, and to determine (from the class of individuals eligible under Section 5 to receive Non-Qualified Options) to whom Non-Qualified Options may be granted; (ii) determine the time or times at which options may be granted; (iii) determine the option price of shares subject to each option which price shall not be less than the minimum price specified in Section 7; (iv) determine whether each option granted shall be an ISO or a Non-Qualified Option;
(v) determine (subject to Section 10) the time or times when each option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares

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subject to options and the nature of such restrictions; and (vii) determine the size of any Options under the Plan, taking into account the position or office of the optionee with the Company, the job performance of the optionee and such other factors as the Committee may deem relevant in the good faith exercise of its independent business judgment. Subject to the provisions of Section 3 the Committee shall also have the authority to grant stock awards under this Plan.

         5.       ELIGIBILITY FOR GRANT OF OPTIONS.

         Options designated as ISOs may be granted only to employees of the Company or any subsidiary. Non-Qualified Options may be granted to any officer, employee, consultant or director of the Company or of any of its subsidiaries.

         In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

         No option designated as an ISO shall be granted to any employee of the Company or any subsidiary if such employee owns, immediately prior to the grant of an option, stock representing more than 10% of the combined voting power of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling. In determining the fair market value under this paragraph, the provisions of Section 7 hereof shall apply.

         The maximum number of shares of the Company's Common Stock with respect to which an option or options may be granted to any employee in any calendar year shall not exceed 500,000 shares, taking into account shares subject to options granted and terminated, or repriced, during such calendar year, subject to adjustment in accordance with Section 12.

         6.       OPTION AGREEMENT.

         Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by

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the Committee. The date of grant of an option shall be as determined by the
Committee. More than one option may be granted to an individual.

         7.       OPTION PRICE.

         The option exercise price or prices of shares of the Company's Common Stock for options designated as non-qualified stock options shall be determined by the Committee, but in no event shall the option exercise price of a non-qualified stock option be less than the fair market value of such Common Stock at the time the option is granted. The option exercise price or prices of shares of the Company's Common Stock for incentive stock options shall be no less than the fair market value of such Common Stock at the time the option is granted as determined by the Committee in accordance with Section 422 of the Code and the Regulations promulgated thereunder.

         8.       MANNER OF PAYMENT; MANNER OF EXERCISE.

         (a) The Agreement may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) any combination of (i) and (ii), provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionee may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee. The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Committee in accordance with Section 7 hereof. With the consent of the Committee, delivery of shares used to exercise any option may be made through attestation rather than physical delivery of stock certificates. With the consent of the Committee, payment may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instruments to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

         (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, not earlier than ten business days

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from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

         9.       EXERCISE OF OPTIONS.

         Each option granted under the Plan shall, subject to the other provisions of this Plan, be exercisable at such time or times and during such period as shall be set forth in the Agreement.

         To the extent that an option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than two hundred fifty (250) full shares of Common Stock.

         10.      TERM OF OPTIONS; EXERCISABILITY.

         (a)      Term.

                  (1) Each incentive stock option shall expire not more than seven (7) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

                  (2) Except as otherwise provided in this Section 10 or in the Optionee's Agreement, an option granted to any employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall terminate on the 90th business day after the date such optionee ceases to be an employee of the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first.

                  (3) If such termination of employment is because of dismissal for cause or because the employee is in breach of any employment agreement, such option will terminate immediately on the date the optionee ceases to be an employee of the Company or one of its subsidiaries.

                  (4) If such termination of employment is because the optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such option shall terminate on the last day of the twelfth month from the date such optionee ceases to be an employee, or on the date on which the option expires by its terms, whichever occurs first.

                  (5) In the event of the death of any optionee, any option granted to such optionee shall terminate on the last day of the twelfth month from the date of death, or on the date on which the option expires by its terms, whichever occurs first.

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                  (6)      Notwithstanding subparagraphs (2), (3), (4) and (5)
         above, the Committee shall have the authority to extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an option beyond the date on which the option would have expired if no termination of the optionee's employment had occurred.

         (b)      Exercisability.

                  (1) An option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company or one of its subsidiaries.

                  (2) In the event of the death of any optionee, the option granted to such optionee may be exercised by the estate of such optionee, or by any person or persons who acquired the right to exercise such option by bequest or inheritance or by reason of the death of such optionee.

         11.      TRANSFERABILITY.

         The right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, except that an optionee may transfer options that are not ISOs granted under Plan to the optionee's spouse or children or to a trust or partnership for the benefit of the optionee or the optionee's spouse or children. ISOs shall be exercisable during the lifetime of such optionee only by the optionee. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such option.

         12.      ADJUSTMENT FOR RECAPITALIZATIONS, REORGANIZATIONS AND OTHER
EVENTS.

         (a)      In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options and stock awards may be granted under the Plan and as to which

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outstanding options or awards or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee or award recipient shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

         (b) In addition, unless otherwise determined by the Committee in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Committee may cancel all outstanding options in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration by the optionee, his or her option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the optionee would have received if the option had been exercised shall be determined in good faith by the Committee of the Company, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 7 hereof. The Committee shall also have the power and right to accelerate the exercisability of any options, notwithstanding any limitations in this Plan or in the Agreement upon such a sale, conveyance or Change in Control. Upon such acceleration, any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesignated as non-qualified stock options. To the extent permitted by law, upon such a sale, conveyance or a Change of Control the Committee may, in its sole discretion, amend any Award Agreement issued under the Plan in such manner as it deems appropriate, including without limitation, by amendments that advance the dates upon which any or all outstanding awards shall become free of restrictions or shall become issued or payable, or that advance the dates upon which any or all outstanding awards shall terminate. For purposes of the Plan, a "Change of Control" shall be deemed to have occurred if any of the following conditions have occurred: (1) the merger or consolidation of the Company with another entity where the Company is not the surviving entity and where after the merger or consolidation (i) its stockholders prior to the merger or consolidation hold less than 50% of the voting stock of the surviving entity and (ii) its Directors prior to the merger or consolidation are less than a majority of the Board of the surviving entity; (2) the sale of all or substantially all of the Company's assets to a third party and subsequent to the

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transaction (i) its stockholders hold less than 50% of the stock of said third party and (ii) its Directors are less than a majority of the Board of said third party; or (3) a transaction or series of related transactions, including a merger of the Company with another entity where the Company is the surviving entity, whereby (i) 50% or more of the voting stock of the Company after the transaction(s) is owned actually or beneficially by parties who held less than thirty percent (30%) of the voting stock, actually or beneficially, prior to the transaction(s) and (ii) its Board of Directors after the transaction(s) or within sixty (60) days thereof, is comprised of less than a majority of the Directors serving prior to the transaction(s).

         (c) Upon dissolution or liquidation of the Company, all options granted under this Plan shall terminate, but each optionee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable. The Committee shall have the right to accelerate the vesting of any award or take such other action with respect thereto as the Committee shall in its sole discretion determine in the event of any contemplated dissolution or liquidation of the Company.

         (d) No fraction of a share shall be purchasable or deliverable upon the exercise of any option or stock award, but in the event any adjustment hereunder of the number of shares covered by the option or award shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

         13.      NO SPECIAL EMPLOYMENT RIGHTS.

         Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.

         14.      WITHHOLDING.

         The Company's obligation to deliver shares upon settlement of an award or upon the exercise of any option granted under the Plan, or to make any cash payment in connection with an award, and any payments or transfers under Section 12 hereof, shall be subject to the option or award holder's satisfaction of all applicable Federal, state, local and foreign governmental tax withholding

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requirements. Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all applicable tax withholding requirements related to such payment. Whenever shares of Common Stock are to be delivered pursuant to an award or the exercise of an option under the Plan, the Company shall be entitled to require as a condition of delivery that the option or award holder remit to the Company an amount sufficient in the opinion of the Company to satisfy all applicable tax withholding requirements related thereto. With the approval of the Committee, which it shall have sole discretion to grant, and on such terms and conditions as the Committee may impose, the option or award holder may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. The Committee shall also have the right to require that shares be withheld from delivery to satisfy such condition. In the event that shares are used to satisfy a tax withholding obligation under this Plan, the repurchased or withheld shares shall not represent an amount in excess of the Company's minimum statutory tax withholding obligation (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental income).

         15.      RESTRICTIONS ON ISSUE OF SHARES.

         (a) Notwithstanding the provisions of Section 8, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until the delivery or distribution of any shares issued under this Plan complies with all applicable laws (including without limitation, the Securities Act of 1933, as amended), and with the applicable rules of any stock exchange upon which the shares of the Company are listed or traded.

         (b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with all applicable legal and regulatory requirements within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

         16.      LOANS.

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         The Company may not make loans to optionees to permit them to exercise options.

         17.      MODIFICATION OF OUTSTANDING OPTIONS.

         The Committee may authorize the amendment of any outstanding option with the consent of the optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of this Plan.

         18.      APPROVAL OF SHAREHOLDERS.

         The Plan shall take effect as of the date of adoption by the Board of Directors. The Plan shall be submitted for approval by the vote of shareholders holding at least a majority of the voting stock of the Company voting in person or by proxy at a duly held shareholders' meeting, or by written consent of shareholders holding at least a majority of the voting stock of the Company, within twelve (12) months after the adoption of the Plan by the Board of Directors. No options or awards granted on or after the next annual meeting of the shareholders of the Company which occurs after approval of this Plan by the Board of Directors shall take effect or be exercisable unless shareholder approval is obtained in accordance with the previous sentence.

         19.      TERMINATION AND AMENDMENT.

         Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the date upon which the Plan was duly adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board of Directors may not terminate, modify, or amend the Plan without shareholder approval if such shareholder approval is expressly required by applicable law. The Committee may terminate, amend or modify any outstanding option without the consent of the option holder, provided, however, that, except as provided in Section 12, without the consent of the optionee, the Committee shall not change the number of shares subject to an option, nor the exercise price thereof, nor extend the term of such option.

         20.      RESERVATION OF STOCK.

         The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the

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requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

         21.      NOTICES.

         Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: President, and, if to an optionee, to the address as appearing on the records of the Company.

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                         APPENDIX A - ISRAELI RESIDENTS

                    NETEGRITY INC. 2000 STOCK INCENTIVE PLAN

1. SPECIAL PROVISIONS FOR PERSONS WHO ARE ISRAELI RESIDENTS

         1.1 This Appendix (the "APPENDIX") to the Netegrity, Inc. 2000 Stock Incentive Plan, as amended as of August 8, 2001 (the "PLAN") is effective as of __________, 2004 (the "EFFECTIVE DATE").

         1.2 The provisions specified hereunder apply only to persons who are deemed to be residents of the State of Israel for tax purposes.

         1.3 This Appendix applies with respect to (a) options to purchase Shares and (b) Shares issued directly, where such options or Shares are granted or issued, respectively, under the Plan. The purpose of this Appendix is to establish certain rules and limitations applicable to Options and Shares which may be granted or issued under the Plan from time to time , in compliance with the securities and other applicable laws currently in force in the State of Israel. Except as otherwise provided by this Appendix, all grants made pursuant to this Appendix shall be governed by the terms of the Plan. This Appendix is applicable only to grants made after the Effective Date. This Appendix complies with, and is subject to the ITO and Section 102.

         1.4 The Plan and this Appendix shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions of this Appendix shall govern.

2. DEFINITIONS

         Capitalized terms shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this
Appendix:

         2.1 "3(I) OPTION" means an Option which is subject to taxation pursuant to Section 3(I) of the ITO which has been granted to any person who is not an Eligible 102 Optionee.

         2.2 "102 CAPITAL GAINS TRACK" means the tax alternative set forth in Section 102(b)(2) of the ITO pursuant to which income resulting from the sale of Shares (including Shares derived from Options) is taxed as a capital gain.

         2.3 "102 CAPITAL GAINS TRACK GRANT" means a 102 Trustee Grant qualifying for the special tax treatment under the 102 Capital Gains Track set forth in Section 102, specifically subsection (b)(2) thereof.

         2.4 "102 ORDINARY INCOME TRACK" means the tax alternative set forth in Section 102(b)(1) of the ITO pursuant to which income resulting from the sale of Shares (including Shares derived from Options) is taxed as ordinary income.

         2.5 "102 ORDINARY INCOME TRACK GRANT" means a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Capital Gains Track set forth in Section 102, specifically subsection (b)(1) thereof.

         2.6 "102 TRUSTEE GRANT" means an Option, or Shares granted or issued, as the case may be, pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Optionee, and includes both 102 Capital Gains Track Grants and 102 Ordinary Income Track Grants.

         2.7 "AFFILIATE" means any "employing Company" within the meaning of Section 102(a) of the ITO.

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         2.8      "COMPANY" means Netegrity, Inc.

         2.9 "CONTROLLING SHAREHOLDER" means, pursuant to Section 32(9) of the ITO, an employee who prior to the grant or as a result of the exercise of any Option, holds or would hold, directly or indirectly, in his name or with a relative (as defined in the ITO) (i) 10% of the outstanding shares of the Company, (ii) 10% of the voting power of the Company, (iii) the right to hold or purchase 10% of the outstanding equity or voting power, (iv) the right to obtain 10% of the "profit" of the Company (as defined in the ITO), or (v) the right to appoint a director of the Company, or as such definition is amended or replaced from time to time.

         2.10 "ELECTION" means the Company's choice of the type (as between capital gains track or ordinary income track) of 102 Trustee Grants it will make under the Plan, as filed with the ITA.

         2.11 "ELIGIBLE 102 OPTIONEE" means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding a Controlling Shareholder.

         2.12 "FAIR MARKET VALUE" shall have the meaning ascribed to it in the Plan; provided, however, that with respect to 102 Capital Gains Track Grants only, for the sole purpose of determining tax liability pursuant to Section 102(b)(3) of the ITO, if at the date of grant the Company's shares are listed on any established stock exchange or a national market system or if the Company's shares will be registered for trading within ninety (90) days following the date of grant, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company's shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

         2.13     "ITA" means the Israeli Tax Authorities.

         2.14 "ITO" means the Israeli Income Tax Ordinance (New Version) 1961 and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the Rules, all as may be amended from time to time.

         2.15 "NON-TRUSTEE GRANT" means an Option or Shares of Common Stock granted or issued pursuant to Section 102(c) of the ITO and not held in trust by a Trustee.

         2.16 "OPTION AGREEMENT" means the Option Agreement executed by the Company and the Optionee, including the Notice of Grant attached thereto.

         2.17 "OPTIONS" means a Non-Qualified Option granted pursuant to the Terms and Conditions of the Plan and the Appendix.

         2.18 "REQUIRED HOLDING PERIOD" means the requisite period prescribed by the ITO and the Rules, or such other period as may be required by the ITA, during which Options or Common Stock granted by the Company must be held by the Trustee for the benefit of the person to whom it was granted, as amended or replaced from time to time. The Required Holding Period for 102 Capital Gains Track Grants pursuant to the provisions of the ITO is currently defined in Section 102 as twenty-four (24) months from the end of the tax year during which the Options are granted.

         2.19 "RULES" means the Income Tax Rules (Tax benefits in Stock Issuance to Employees) 5763-2003.

         2.20 "SECTION 102" means the provisions of Section 102 of the ITO, as amended from time to time, including by the Law Amending the Income Tax Ordinance (Number 132) 2002, effective as of January 1, 2003.

         2.21 "SHARES" means authorized but unissued or reacquired shares of Common Stock of the Company, par value $0.01 per share (or as adjusted pursuant to the Plan).

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         2.22     "TRUST AGREEMENT"

         2.23 "TRUSTEE" means a person designated by the Board to serve as a trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.

3. TYPES OF GRANTS AND SECTION 102 ELECTION

         3.1 102 Trustee Grants made pursuant to Section 102, whether as grants of Options or as issuances of Shares of Common Stock under the Plan, shall be made pursuant to either (a) Section 102(b)(2) of the ITO as 102 Capital Gains Track Grants or (b) Section 102(b)(1) of the ITO as 102 Ordinary Income Track Grants. The Company's Election regarding the type of 102 Trustee Grant it chooses to make must be filed with the ITA. Once the Company has filed such Election, it may change the type of 102 Trustee Grant that it chooses to make only after the passage of at least 12 months from the end of the calendar year in which the first grant was made in accordance with the previous Election, in accordance with Section 102. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee Grants.

         3.2 Eligible 102 Optionees may receive only 102 Trustee Grants or Non-Trustee Grants. Optionees who are not Eligible 102 Optionees may be granted only 3(I) Options under this Appendix.

         3.3 No 102 Trustee Grants may be made effective pursuant to this Appendix until 30 days after the requisite filings required by the ITO and the Rules have been made with the ITA.

         3.4 The option agreement or documents evidencing the Options granted or Shares issued pursuant to the Plan and this Appendix shall indicate whether the grant is a 102 Trustee Grant, a Non-Trustee Grant or a 3(I) Grant; and, if the grant is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant.

4. TERMS AND CONDITIONS OF 102 TRUSTEE OPTIONS

         4.1 Each 102 Capital Gains Track Grant will be deemed granted on the date stated in a written notice by the Company, provided that on or before such date (i) the Company has provided such notice to the Trustee and (ii) the Optionee has signed all documents required pursuant to this Section 4.

         4.2 102 Trustee Grant Options granted to an Optionee during the Required Holding Period shall be held in trust for the benefit of the Optionee for the Required Holding Period, and each certificate for Shares acquired pursuant to the exercise thereof or issued directly as a Shares during the Required Holding Period shall be issued to and registered in the name of a Trustee. After termination of the Required Holding Period, the Trustee may release such Options and any such Shares, provided that (i) the Trustee has received an acknowledgment from the Israeli Income Tax Authority that the Optionee has paid any applicable tax due pursuant to the ITO or (ii) the Trustee and/or the Company or its Affiliate withholds any applicable tax due pursuant to the ITO. The Trustee shall not release any Options granted as 102 Trustee Grants or Shares issued upon exercise of such Option prior to the full payment of the Optionee's tax liabilities.

         4.3 Each 102 Trustee Grant (whether a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant, as applicable) shall be subject to the relevant terms of Section 102 and the ITO, which shall be deemed an integral part of the 102 Trustee Grant and which shall prevail over any term contained in the Plan, this Appendix or the Option Agreement that is not consistent therewith. Any provision of the ITO and any approvals by the Income Tax Commissioner not expressly specified in the Plan, this Appendix or the Option Agreement which are necessary to receive or maintain any tax benefit pursuant to the Section 102 shall be binding on the Optionee. The Trustee and the Optionee granted a 102 Trustee Grant shall comply with the ITO,

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and the terms and conditions of the Trust Agreement. For avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the Rules. Further, the Optionee agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the ITO and, particularly, the Rules.

         4.4 During the Required Holding Period, the Optionee shall not require the Trustee to release or sell the Options or Shares and other shares received subsequently following any realization of rights derived from Shares or Options (including stock dividends) to the Optionee or to a third party, unless permitted to do so by applicable law. Notwithstanding the foregoing, the Trustee may, pursuant to a written request, release and transfer such Shares to the Optionee or to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) payment has been rendered to the tax authorities of all taxes required to be paid upon the release and transfer of the shares, and confirmation of such payment has been received by the Trustee and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company's corporate documents, the Plan, this Appendix and the Option Agreement and any applicable law. To avoid doubt, such sale or release during the Required Holding Period will result in adverse tax ramifications under Section 102 of the ITO and the Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Optionee.

         4.5 In the event a stock dividend is declared on Shares which derive from Options granted as 102 Trustee Grants, such dividend shall also be subject to the provisions of this Section 4 and the Required Holding Period for such dividend shares shall be measured from the commencement of the Required Holding Period for the Option or Shares with respect to which the dividend was declared.

         4.6 If an Option granted as a 102 Trustee Grant is exercised during the Required Holding Period, the Shares issued upon such exercise shall be issued in the name of the Trustee for the benefit of the Optionee. If such an Option is exercised after the Required Holding Period ends, the Shares issued upon such exercise shall, at the election of the Optionee, either (i) be issued in the name of the Trustee, or (ii) be transferred to the Optionee directly, provided that the Optionee first complies with all applicable provisions of the Plan.

5. ASSIGNABILITY

         As long as Options or Shares are held by the Trustee on behalf of the Eligible 102 Optionee, all rights of the Eligible 102 Optionee over the shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

6. TAX CONSEQUENCES

         6.1 Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby, or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee, with the exception of taxes imposed upon the Company or its Affiliate by law, such as the employer's component of payments to the National Insurance Institute. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee for which the Optionee is responsible, including specifically any additional tax liability the Company may incur as a result of the exercise of Options or any transfer effected prior to conclusion of the applicable Required Holding Period. The Company or any of its Affiliates and the

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Trustee may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Options granted under the Plan and the exercise thereof, including, but not limited to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Optionee, and/or (ii) requiring a Optionee to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares. In addition, the Optionee will be required to pay any amount that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable Israeli tax laws and regulations.

         6.2 With respect to Non-Trustee Grants, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 of the ITO and the Rules.

7. GOVERNING LAW AND JURISDICTION

Notwithstanding any other provision of the Plan, with respect to Optionees subject to this Appendix, the Plan and all instruments issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel applicable to contracts made and to be performed therein.